Exhibit 23.1

Kesselman & Kesselman Certified Public Accountants Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O Box 452 Tel Aviv 61003 Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Orckit Communications Ltd. of our report dated February 22, 2010 relating to the consolidated financial statements of Orckit Communications Ltd.'s for the year ended December 31, 2009 as filed on Form 6-K on February 23, 2010. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form F-3.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 21, 2010	Certified Public Accountants (Isr.)